UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2010

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia (State or other jurisdiction of incorporation)	0-12185 Commission File Number	Not Applicable (I.R.S. Employer Identification No.)

120 Prosperous Place, Suite 201 Lexington, Kentucky (Address of principal executive offices)	40509-1844 (Zip Code)
(859) 263-3948
Registrant’s telephone number, including area code:
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2b
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-1.1
EX-4.1
EX-5.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
     On May 11, 2010, we entered into an underwriting agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC., acting as the sole book-running manager, and Wunderlich Securities, Inc., as the co-manager, related to an underwritten offering of 3,960,000 million units, at a price of $1.31 per unit, for gross proceeds of approximately $5.2 million before underwriting discounts and commissions and offering expenses payable by us. Each unit consists of one share of our common stock and a warrant to buy 0.4 of a share of common stock. The warrants will be exercisable for four and one-half years, beginning on the issuance date, at an exercise price of $1.61 per share of common stock, subject to adjustment for certain fundamental change transactions or any share recapitalization. The shares of common stock and warrants are immediately separable and will be issued separately. The net proceeds to us are expected to be approximately $4.7 million after deducting underwriting commissions and discounts and estimated expenses payable by us in connection with the offering. The offering is expected to close on or about May 17, 2010, subject to customary closing conditions. A press release describing the offering is included as an exhibit to this report and is incorporated herein by reference.
     The offering is being made pursuant to a prospectus supplement dated May 12, 2010 and an accompanying prospectus dated November 7, 2007, pursuant to our existing shelf registration statement on Form S-3 (File No. 333-144417), which was filed with the Securities and Exchange Commission on November 1, 2007, as amended, and declared effective by the Commission on November 7, 2007.
     The Underwriting Agreement contains customary representations, warranties and agreements by us and customary conditions to closing, indemnification obligations of NGAS and the underwriters, including indemnification for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, as well as customary termination provisions. The Underwriting Agreement has been included as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about NGAS. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the agreement and as of specific dates, were solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.
     A copy of the opinion of Stahl & Zelmanovitz relating to the legality of the issuance and sale of the securities in the offering is also attached as Exhibit 5.1 to this report. A copy of the Underwriting Agreement and the form of warrant to be issued in connection with the offering are filed with this report as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the offering and the related documentation does not purport to be complete and is qualified in its entirety by reference to those exhibits.
Item 8.01 Other Events
     On May 12, 2010, we issued a press release announcing that we had priced the underwritten offering described in Item 1.01 of this report. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Exhibit
1.1	Underwriting Agreement dated May 11, 2010 among NGAS Resources, Inc., Lazard Capital Markets LLC and Wunderlich Securities, Inc.
4.1	Form of Warrant
5.1	Legality opinion of Stahl & Zelmanovitz.
23.1	Consent of Stahl & Zelmanovitz. (included in Exhibit 5.1).
99.1	Press release dated May 12, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NGAS Resources, Inc.
By:	/s/ William S. Daugherty
William S. Daugherty,
President and Chief Executive Officer

Date: May 12, 2010

2

Exhibit Index

Exhibit
Number	Description
1.1	Underwriting Agreement dated May 11, 2010 by and among NGAS Resources, Inc., Lazard Capital Markets LLC and Wunderlich Securities, Inc.

4.1	Form of Warrant

5.1	Opinion of Stahl & Zelmanovitz

23.1	Consent of Stahl & Zelmanovitz (included as part of Exhibit 5.1)

99.1	Press Release dated May 12, 2010